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                                                                    EXHIBIT 99.1

FASTNET
CORPORATION
3864 COURTNEY STREET O SUITE 130
BETHLEHEM, PENNSYLVANIA 18017
www.fast.net

FSSQE.OB

FOR IMMEDIATE RELEASE

               FASTNET(R) COMPLETES SALE OF ASSETS TO US LEC CORP.

DECEMBER 17, 2003 - BETHLEHEM, PA - FASTNET(R) Corporation (OTC Bulletin Board:
FSSQE.OB) and its affiliated debtors (the "Companies"), announced today that they have completed the sale of substantially all of their assets, including their Broadband and Dial-Up Internet Access, Co-location, and Managed Hosting business units, to US LEC Corp. for an estimated $8.5 million plus the assumption of certain liabilities. The $8.5 million consisted of $6.0 million in cash, $1.5 million in a promissory note and $1.0 million in Class A Common Stock of US LEC Corp. This sale was completed pursuant to the provisions of the United States Bankruptcy Code, and the sale procedures established by the Bankruptcy Court, including an auction process. An order approving such sale was issued by the United States Bankruptcy Court for the Eastern District of Pennsylvania, Case No. 03-23143, on December 4. The transaction does not include assets associated with the Companies' Web Development and Wireless Access businesses, which the Companies hope to sell in the next 60 days. Following such asset sales, the Companies anticipate filing a plan of liquidation with the Bankruptcy Court and winding up their affairs.

It is not anticipated that there will be any funds available for distribution to shareholders.

FORWARD LOOKING STATEMENTS

This news release contains comments or information that constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve significant risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The forward-looking statements in this release include, among others, statements relating to the timing of the remaining asset sales and liquidation of the Companies, as well as the anticipated results thereof. The risks and uncertainties include, but are not limited to, the uncertainties related to the bankruptcy proceedings and whether the Companies will be successful in completing the remaining asset sales, followed by a plan of liquidation, possible objections to such transactions or plan of liquidation from parties in interest in the Companies' Chapter 11 proceedings, any loss of customer or vendor support relating to their remaining operations during the Chapter 11 proceedings, competition, and economic and other factors set forth in FASTNET Corporation's Form 10-K for the year ended December 31, 2002, as amended, and Form 10-Q for the quarter ended June 30, 2003.

The forward-looking statements included in this release are based on information available to FASTNET Corporation as of the date of this release, and FASTNET Corporation assumes no obligation to update any of these statements.

FOR MORE INFORMATION CONTACT:

R. BARRY BORDEN
FASTNET CORPORATION
CHAIRMAN, PRESIDENT & CEO
(610) 266-6700